Exhibit 99
Form 10-Q
June 30, 1999


                                                       NATIONAL FUEL GAS
                                               CONSOLIDATED STATEMENT OF INCOME
                                                         (UNAUDITED)


                                                   Twelve Months Ended
                                                         June 30,
                                                   --------------------

                                                   1999            1998
(Thousands of Dollars, Except Per
  Common Share Amounts)

INCOME
Operating Revenues                                $1,249,892      $1,228,156
                                                  ----------      ----------

Operating Expenses
  Purchased Gas                                      400,790         448,221
  Fuel Used in Heat and Electric Generation           54,988          30,160
  Operation                                          308,108         277,817
  Maintenance                                         23,846          26,744
  Property, Franchise and Other Taxes                 90,715          92,729
  Depreciation, Depletion and Amortization           126,398         115,615
  Impairment of Oil & Gas Producing Properties             -         128,996
  Income Taxes - Net                                  59,266          24,040
                                                  ----------      ----------
                                                   1,064,111       1,144,322
                                                  ----------      ----------

Operation Income                                     185,781          83,834
Other Income                                          11,358          33,012
                                                  ----------      ----------
Income Before Interest Charges and
  Minority Interest in Foreign Subsidiary            197,139         116,846
                                                  ----------      ----------

Interest Charges
  Interest on Long-Term Debt                          65,267          48,980
  Other Interest                                      22,626          29,367
                                                  ----------      ----------
                                                      87,893          78,347
                                                  ----------      ----------
Minority Interest in Foreign Subsidiary               (1,717)         (3,036)
                                                  ----------      ----------
Income Before Cumulative Effect                      107,529          35,463

Cumulative Effect of Change in Accounting for
  Depletion                                                -          (9,116)
                                                  ----------      ----------

Net Income Available for Common Stock             $  107,529      $   26,347
                                                  ==========      ==========

Basic Earnings (Loss) Per Common Share
    Income Before Cumulative Effect               $    2.79       $    0.93
    Cumulative Effect fo Change in Accounting
      for Depletion                                       -           (0.24)
                                                  ---------       ---------
    Net Income Available for Common Stock         $    2.79       $    0.69
                                                  =========       =========

Diluted Earnings (Loss) Per Common Share
    Income Before Cumulative Effect               $    2.76       $    0.92
    Cumulative Effect of Change in Accounting
      for Depletion                                       -           (0.24)
                                                  ---------       ---------
    Net Income Available for Common Stock         $    2.76       $    0.68
                                                  =========       =========

Weighted Average Common Shares Outstanding
    Used in Basic Calculation                    38,574,864      38,242,231
                                                 ==========      ==========
    Used in Diluted Calculation                  38,917,221      38,649,662
                                                 ==========      ==========